UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 2, 2020 (June 27, 2020)

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344			31-1029810
(Commission File Number)			(IRS Employer Identification No.)

Three Limited Parkway
Columbus,	OH		43230
(Address of Principal Executive Offices)			(Zip Code)
(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in the Form 10-K filed by L Brands, Inc. (the “Company”) on March 30, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company authorized management of the Company to take steps to terminate the L Brands, Inc. Supplemental Retirement Plan (the “SRP”) in connection with the sale to SP VS Buyer LP (“Sycamore”), an affiliate of Sycamore Partners Management, L.P., of a 55% interest in Victoria’s Secret, with such termination date to be determined.

On June 27, 2020 (the “Termination Date”), the Committee authorized the termination of the SRP. Any remaining benefits and obligations under the SRP are expected to be paid out in full approximately one year following the Termination Date. Pursuant to applicable rules under the Internal Revenue Code, certain other deferred compensation arrangements were simultaneously terminated and liquidated, including any remaining elective deferred stock units and deferral elections under the Company’s Stock Award and Deferred Compensation Plan for Non-Associate Directors. In addition, any retirement-eligible associates of the Company who were eligible for special pro rata vesting on any restricted stock units held by such associate will no longer receive pro rata vesting treatment on a retirement following the Termination Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	July 2, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer